Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Form S-1 (the “Amendment”) to the Registration Statement on Form S-1 of New Horizon Aircraft Ltd. (File No 333-277063) (the “Registration Statement”) of our auditor’s report dated August 15, 2024 with respect to the consolidated financial statements of New Horizon Aircraft Ltd. as at May 31, 2024 and for the year ended May 31, 2024, as included in the Annual Report on Form 10-K/A of New Horizon Aircraft Ltd. for the year ended May 31, 2024 as filed with the United States Securities and Exchange Commission, which is incorporated by reference in the Prospectus Supplement of New Horizon Aircraft Ltd. dated March 17, 2025 which forms part of the Registration Statement.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

March 17, 2025

Mississauga, Canada

MNP LLP
Suite 900, 50 Burnhamthorpe Road W, Mississauga ON, L5B 3C2	T: 416.626.6000 F: 416.626.8650

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